Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form F-3 No. 333-275762) of Allego N.V.
2.Registration Statement (Form F-4/A No. 333-274205) of Allego N.V.
3.Post-effective Amendment No. 2 to Form F-1 in the Registration Statement on Form F-3
(File No. 333-264056)

of our report dated May 15, 2024, with respect to the consolidated financial statements of Allego N.V. included in this Annual Report (Form 20-F) of Allego N.V. for the year ended December 31, 2023.

Amsterdam, May 15, 2024

Ernst & Young Accountants LLP

/s/ Mustapha Abdellati